Exhibit 99.1

Sonida Senior Living Announces Leadership Transition

CEO Kim Lody to step down after eight years with the Company

Brandon Ribar promoted from COO to CEO

Dallas, August 4, 2022 – Sonida Senior Living, Inc. (the “Company” or “Sonida”) (NYSE: SNDA), one of the nation’s leading senior living owner-operators, announced that Kimberly S. Lody has decided to step down after an eight-year tenure with the Company, including approximately three and a half years as Chief Executive Officer (CEO). In accordance with the Company’s succession plan, Brandon M. Ribar, the Company’s Chief Operating Officer (COO), has been appointed President and CEO, effective September 2, 2022. Lody will continue to serve in her current role through September 2, 2022 to ensure a smooth transition. Ribar has also been appointed to succeed Lody as a member of the Company’s Board of Directors, effective September 2, 2022.

“I am incredibly grateful for the years spent at Sonida and immensely proud of our team’s numerous strategic accomplishments. As Sonida continues its recovery from the pandemic, I felt the time was right for me to place the reins of the organization into the hands of its next leader. During the past several years, Brandon and I worked closely together on many key operational and balance sheet initiatives, and he is well positioned to lead the Company in its next phase of growth,” said Lody. “It has been an honor to serve the thousands of residents and employees who continuously inspire me with their joy, engagement, and selfless acts of kindness.”

After serving on the Board for approximately four and a half years, Lody was appointed President and CEO of Sonida Senior Living in January 2019. She led the Company through a comprehensive three-year turnaround plan to stabilize, invest, nurture, and grow (“SING”) the organization through an operational and balance sheet transformation. This included overhauling the Company’s operations and resident programming, exiting unprofitable leased assets, and reshaping the Company’s senior leadership team and central office into an efficient operating platform. This process culminated in the Company’s recapitalization in November 2021 and subsequent debt refinancing that addressed the Company’s near-term maturities.

“On behalf of the Board, I want to thank Kim for her leadership and commitment to our residents and stakeholders,” said Dave Johnson, Chairman of the Board of Directors. “Kim led Sonida through a significant transformation while navigating the challenges brought on by COVID-19. She has built a strong team that will continue to thrive and set the Company on a path for future growth and success. We thank Kim for her hard work on behalf of the Company and appreciate her continued support.”

Johnson continued, “The Board is extremely excited to support Brandon as he assumes greater responsibility within the Company. Brandon has demonstrated effective leadership and a depth of operational expertise that has been key to the Company’s turnaround and recovery. He always works tirelessly for our residents, employees and shareholders and brings passion and energy to the team. The Board is confident in his ability to lead Sonida in its next chapter of growth and value creation.”

Mr. Ribar currently serves as Sonida Senior Living’s COO, a role he has held since September 2019. As COO, he was instrumental in planning and implementing improvements to the Company’s operating model as well as navigating the COVID-19 response and driving the Company’s rapid pace of occupancy recovery. He also worked closely with Lody on the Company’s portfolio divestitures, recapitalization transaction, and debt refinancing. Prior to joining Sonida, Ribar served as Senior Vice President of Operations at Golden Living, where he oversaw 305 skilled nursing and assisted living centers with 20,000 employees across 21 states. He also served as Golden Living’s Senior Vice President of Operational Finance and Strategy, leading strategic initiatives within the portfolio’s skilled nursing, rehabilitation, home health and hospice businesses. Before that, he was Vice President of Healthcare Investments at Fillmore Capital Partners, a real estate private equity firm with more than $5 billion in assets under management.

Ribar said, “I want to thank Kim for her leadership and mentorship. It has been a privilege working with her and I am deeply appreciative for her support. Sonida has made tremendous strides over the past several years and is well positioned to accelerate its growth trajectory. There is a compelling opportunity for the Company to leverage our operating platform to address the growing need for our exceptional quality of care at accessible prices. I, and the rest of the leadership team, could not be more excited about what is ahead for our company and stakeholders.”

About the Company

Dallas-based Sonida Senior Living is one of the nation’s leading operators of independent living, assisted living and memory care communities for senior adults. The Company has 76 communities, with capacity for approximately 9,500 residents across 18 states, providing comfortable, safe, affordable communities where residents can form friendships, enjoy new experiences and receive personalized care from dedicated team members who treat them like family.

For more information, visit www.sonidaseniorliving.com or connect with the Company on Facebook, Twitter or LinkedIn.

Contact: Kimberly Lody (972) 308-8323, klody@sonidaliving.com

Forward-Looking Statements Safe Harbor

This press release contains forward-looking statements which are subject to certain risks and uncertainties that could cause our actual results and financial condition of the Company to differ materially from those indicated in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2022, and also include the following: the impact of COVID-19, including the actions taken to prevent or contain the spread of COVID-19, the transmission of its highly contagious variants and sub-lineages and the development and availability of vaccinations and other related treatments, or another epidemic, pandemic or other health crisis; the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt financings or refinancings, and proceeds from the sale of assets to satisfy its short and long-term debt obligations; increases in market interest rates that increase the cost of certain of the Company’s debt obligations; increased competition for, or a shortage of, skilled workers, including due to the COVID-19 pandemic or general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in overtime laws; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants and the terms and conditions of its recent forbearance agreements, and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to improve and maintain controls over financial reporting and remediate the identified material weakness discussed in its recent Quarterly and Annual Reports filed with the SEC; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, and tax rates; and changes in accounting principles and interpretations.